Exhibit 99.1

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Final Transcript
Sep. 17. 2008 / 4:30PM ET, DBRN - Q4 2008 Dress Barn Earnings Conference Call

Final Transcript

Conference Call Transcript DBRN - Q4 2008 Dress Barn Earnings Conference Call Event Date/Time: Sep. 17. 2008 / 4:30PM ET

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Final Transcript
Sep. 17. 2008 / 4:30PM ET, DBRN - Q4 2008 Dress Barn Earnings Conference Call

CORPORATE PARTICIPANTS
David Jaffe
Dress Barn - President, CEO
Armand Correia
Dress Barn - CFO, SVP
Keith Fulsher
Dress Barn - Chief Merchandising Officer
Lisa Rhodes
Dress Barn - Chief Merchandising Officer of Maurices

CONFERENCE CALL PARTICIPANTS
Gary Giblen
Goldsmith and Harris - Analyst
Sam Panella
Raymond James - Analyst
Chris Kim
JPMorgan - Analyst
Janet Kloppenburg
JJK Research - Analyst
Mark Montagna
C.L. King - Analyst
Robin Murchison
SunTrust - Analyst
Brian Rouleg
BLR Capital Markets - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen, and welcome to Dress Barn Inc.'s fiscal 2008 fourth quarter and year-end financial results conference call. (OPERATOR INSTRUCTIONS) As a reminder, this conference call is being recorded. I would now like to turn the conference call over to Mr. David Jaffe, President and CEO of Dress Barn, Inc. Please go ahead, Mr. Jaffe.

David Jaffe - Dress Barn - President, CEO

Thank you. Good afternoon, everyone. With me on the call today are Armand Correia, CFO; Keith Fulsher and Lisa Rhodes, Chief Merchandising Officers for Dress Barn Stores and Maurices Stores. Before our prepared remarks, Armand will make a few introductory comments.

Armand Correia - Dress Barn - CFO, SVP

Thank you, David. I would like to remind everyone that our discussion this afternoon may include forward-looking statements which are subject to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the company's current expectations concerning future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. I would now like to turn the call back over to David Jaffe.

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Sep. 17. 2008 / 4:30PM ET, DBRN - Q4 2008 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President, CEO

Thanks, Armand. To start with an overview, the trend throughout the year at DB Inc. continued in the fourth quarter. Maurices registered a plus 4 comp increase and was also plus 4 for the year. Dress Barn improved somewhat to a minus 5 but was still minus 7 comp for the year. Maurices solid comp performance coupled with strong margins and cost control enabled the division to reach its operating income plan for the year. On the other hand, the weak comps at Dress Barn led to deleveraging that significantly reduced operating income below the prior year's levels. As a result, DB Inc. recorded earnings per share of $0.34 for the fourth quarter and $1.15 for fiscal 2008. While we are disappointed that this is approximately a 20% drop from last year, the strategies we put in place helped to mitigate the loss and to enable us to meet Wall Street's expectations for the quarter.

Going into fall, the weak economy continues to impact our Dress Barn business but the business is improving, partly as a function of easier comp comparisons and is currently posting no decline in comparable store sales. However, Maurices is up against tough comparisons and is currently down in the mid single digits. The backdrop for the business and our stock is obviously dominated by the turmoil in the financial markets and the continued problem in the economy. That having been said, there is some good news that is perhaps being missed. The drop in energy prices and the relatively steady interest rate environment are good things for our customers and business.

While consumer remains hesitant and fall is likely to be challenging, we believe that our focus on cost control, careful merchandising and measured investment is the right strategy. Our inventories and expenses are appropriate for the business condition and we are planning prudently for both the holiday and spring seasons. I'll now turn it over to Armand for review of our financial performance.

Armand Correia - Dress Barn - CFO, SVP

Thank you, David. Thank you and good afternoon, everyone. Looking at our fourth quarter results, net earnings were $22.1 million or, as David said, $0.34 per diluted share compared to a record net earnings of $33.6 million or $0.48 per share for the same period a year ago. I would note, however, that this performance did exceed analyst consensus views of the quarter which were $0.30. The year-over-year decrease in quarterly net earnings was primarily sales related. Quarterly net sales increased 1% to $382.3 million versus a year ago quarter. The increase reflected the overall growth from new stores but offset by a comp store sales decline of 2%.

Sales results were mixed by division. Dress Barn stores' quarterly sales decreased 5% versus last year to $238.5 million, reflecting a comp store sales decrease of 5%. By region, the northeast had the better performance while the West Coast had the weaker performance. Regarding some of the key Dress Barn store sales components, sales transactions decreased 4% last year while average dollar sales remained flat at $63.59 with units per transaction also flat to last year at 3. In contrast, Maurices' quarterly sales increased a solid 12% versus last year to $143.8 million. The increase was primarily driven by new store growth along with a comp store sales increase of 4%. All regions posted an increase in comp store sales with the midwest region the stronger performer. Key sales components for the Maurice stores were all positive compared to last year and more than offset a traffic decline of 4.5%. Average dollar sales increased 6.5% to $46.31 which included a 6.5% increase in average unit price to $16.64 with units per transaction flat at 2.8.

Moving to gross profit, our rate for the quarter came in at 39.5%, declining 360 basis points compared to last year. Here's how this breaks down. 250 basis points was from merchandise margin and 110 basis points on buying and occupancy costs from comp sales deleverage. Within the merchandise margin, increased markdowns accounted for 220 basis points of the 250 point merchandise margin decrease.

By division, gross profit for Dress Barn stores was 38.1%, a decline of 510 basis points to last year. Here's the breakdown. 320 basis points from merchandise margin, primarily due to higher markdowns, and 190 basis points from buying and occupancy cost deleveraging. Gross profit for Maurices' stores was 41.8%, a decline of 120 basis points to last year, with the breakdown being 90 basis points on merchandise margin, again primarily from higher markdowns, and 30 basis points from buying and occupancy costs primarily from new stores, increased occupancy costs.

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Sep. 17. 2008 / 4:30PM ET, DBRN - Q4 2008 Dress Barn Earnings Conference Call

We were pleased with our ability to control SG&A expenses during the quarter. Our SG&A spend for the quarter was $101.9 million, 2% above last year despite a 5% increase in the net number of stores. SG&A as a percent of sales came in at 26.6%, an increase of 20 basis points versus last year's 26.4% and reflected good expense control, given the deleverage from the decrease in comp store sales. Quarterly operating income was $36.7 million, or 9.6% of sales. This compares to a record operating income of $51.9 million or 13.6% of sales last year.

The breakdown by division. Operating income as a percent of sales for Dress Barn stores for the quarter was 8.2% compared to 14.2% last year. The decrease of 600 basis points to last year was primarily sales and gross profit related. Maurices stores operating income came in at a healthy 12% of sales compared to 12.7% last year. The decrease of 70 basis points to last year was primarily in gross profit from the higher markdowns. Our quarterly effective tax rate was 39.6% compared to 37.4% last year.

Our quarterly weighted average diluted shares outstanding of 64.5 million shares declined 8% from last year's 70 million shares outstanding. This year's decrease of 5.5 million shares was due to a decrease of 2.7 million shares less from the conversion feature of our 2.5% convertible senior note along with a decrease of 2.2 million resulting from our share buyback during the early part part of the year. And, third, a decrease of approximately 600,000 shares in share-based compensation.

Now briefly reviewing our fiscal 2008 results. Net sales were $1.444 billion versus $1.427 billion for fiscal 2007. Comp store sales declined 3% with Dress Barn stores decreasing 7% and Maurices increasing 4%. For the year, operating income as a percent of sales decreased 310 basis points, the 7.8% compared to 10.9% last year. By division, Dress Barn stores decreased 530 basis points for the year to 4.8%, compared to 10.1% last year while Maurices stores increased 30 basis points to 12.6%, compared to 12.3% last year. Net earnings for the fiscal 2008 were $74.1 million or $1.15 per diluted share. This compares to a record $101.2 million or $1.45 per diluted share for fiscal 2007. Fiscal 2008's earnings per share compared to the company's previous earnings per share guidance of $1.05 to $1.10.

Moving to the balance sheet, we ended the year with cash and marketable securities of $278 million compared to $245 million the prior year. This year's total includes approximately $58 million of auction rate securities that are classified as long-term investments. These investments reflect a temporary mark-to-market adjustment of approximately $4 million. We are encouraged by the recent developments in the overall auction rate market.

Total inventories at cost ending our fiscal year was $187 million, down 5% or a decrease of 10% on a per square footage basis versus the prior year. By division. Dress Barn stores total inventory ending our fiscal year were $117.9 million at cost, down 10% or a decrease of 11% on a per square footage basis versus the year ago while average store inventory levels ending the year were down 10%. Overall, freshness was very comparable to last year. Maurices stores total inventory ending our fiscal year was $69.1 million at cost, an increase of 3.5%. However, on a per square footage basis, inventory decreased 7% versus last year with average store inventory levels down 7% with overall freshness very comparable to the prior year.

As for capital expenditures for fiscal 2008, they came in at $61.4 million. This is less than the $70 million previously estimated and is due to some carry-over to 2009 IT projects. I would like now to turn this call over to Keith Fulsher, Dress Barn stores Chief Merchandising Officer.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Thanks, Armand. Although Dress Barn stores comp sales decreased 5% for our fourth quarter, there are marked differences in our monthly results. May was very difficult, but June and July showed improvement. It should be noted that this improvement in the sales trend was due to the strong performance of our wear now transitional and fall product. The traditional summer categories, such as shorts and tees, underperformed for the quarter and required additional markdowns to move out the merchandise. As a result, although the margins were not up to plan, we enter fall with clean inventories with freshness comparable to last year.

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Sep. 17. 2008 / 4:30PM ET, DBRN - Q4 2008 Dress Barn Earnings Conference Call

I would like to talk a little bit about inventory control, which is one of our mania activities for fiscal year 2009. As Armand told you, our average store inventory entering August was down to last year which is exactly where we want to be. This change of merchandising flow enables us to deliver more wear now fall product later in September and October as the weather becomes more seasonable. It also allows us to transition more aggressively in November and December to the forward season and have more newness in the selling floors for the key holiday time period rather than rely on markdowns to drive the business. Overall, this change of flow of product should impact both our sales and margins in a positive manner.

Talk about merchandising. We have a number of initiatives that are performing well. Our focus the denim business has paved results with August sales trending above plan. There is category merchandise in front of the store and serves as the anchor to our casual business. Denim will remain in the front of the store for the entire fall season with fashion tops rotating out to highlight key trends. We are also very pleased with our early sweater swelling with cardigans being very strong and lightweight wear now sweaters performing well. Fine gauge as a category is trending better than last year. These results are very encouraging as sweaters represent approximately 20% of our business going forward in the fall season.

Other key performing areas are fashion knits and novelty blouses with prints, smocking, and (inaudible) bottoms all performing well. Jackets, both career and casual, as a category are still exceeding plan. Our new handbag assortment with a focus on fashion and higher price points is driving the accessory business. Dressy as a category continues to do well and our new suit separate business is trending above plan and will be expanded as we head in to spring '09. We have successfully relaunched our fragrance business this August with three new fragrances. On the negative side, the bottoms business outside of denim continues to be a struggle, but we are keeping the inventory levels in line with the sales.

On a final note, [Evos], our new proprietary contemporary brand which retails for approximately 25% more than the core Dress Barn assortments, continues to make plan. The line is in 150 stores for this fall and will be expanded as we head into spring 2009. We continue to make changes to the assortments as we learn more about this customer. On the IT side, we've had our new Oracle retail merchandising system in place for over a year now and we are beginning to leverage the information available to us. We are also in the process of adding a new planning department will be implementing a new allocation system within the next six months. These new initiatives will aid us in better understanding and reacting to the customer down to the store level which will lead to increased sales and margins in the years ahead.

In summary, I believe we are well-positioned to weather a continuing tough business environment. Fashion right merchandise, strong inventory control and improved systems functionality. I would now like to turn it of to Lisa Rhodes, Chief Merchandising Officer of Maurices.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

Thank you, Keith. At Maurices we were pleased with the plus 4 comp increase we delivered in the fourth quarter on top of last year's strong 13% increase. Key to achieving these results was the combination of product versatility and value while providing a great shopping experience. More than ever, our customer is seeking versatility for her wardrobe. Our continued commitment to developing unique concept shops plays to that customer focus providing looks for our lifestyles. The diversity of color, breadth of style and variety of shape within each lifestyle shop provides a broad range of outfits, building units per transaction and aiding in conversion.

Our positive fourth quarter results were driven by new initiative businesses, plus and wear at work, steady performance in our well-developed casual classifications and a resurgence in the accessory businesses. Particularly strong was the performance of wear at work tops with fashion knits, transitional weight sweaters and woven tops all posting strong results. Denim continues to be the fabric of choice in bottoms with jeans, shorts and capri lengths all exceeding expectations. Within accessories, shoes driven by flip flops and sandals and jewelry were very strong in the quarter. Disappointments included bottoms in non-denim fabrications. Both casual and dress pants were softer than anticipated. Additionally, twill sports and capris did not meet expectations during the quarter.

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Sep. 17. 2008 / 4:30PM ET, DBRN - Q4 2008 Dress Barn Earnings Conference Call

The plus size business continues to gain traction, satisfying new guests in our stores. For the quarter, the plus business contributed a significant portion of our comp results and is in line with our targets. Sales drivers for this shop have been fashion knit tops, five-pocket jeans and casual bottoms. As mentioned, our inventories are well positioned heading into the new fiscal year with roughly 7% less inventory on a per square foot basis than a year ago. This tight inventory management affords us adequate inventory to achieve our sales expectations while providing the flexibility needed to react to the soft early fall season trends. Traffic declines and a slightly lower average dollar sale have been the primary factors behind our low single digit comp drop season to date.

Looking forward to the fall season, our sales will continue to be driven by denim, fashion tops, novelty sweaters and wear at work essentials. Within denim, medium washes and boot and flair silhouettes have been strong. We've also seen positive acceptance to denim and trouser bodies. The response to skinnies have been less favorable. Underperforming businesses, such as shoes and fashion bottoms, have been planned down with funds shifted capitalize on classifications that provide the fashion versatility our customer is seeking. We look for the continued growth of the plus offering to provide positive comp growth for Maurices. We will main liquid with our open to buy in order to provide newness of receipts, minimize markdown liability and preserving margin performance. I would now like to turn the call back over to David Jaffe.

David Jaffe - Dress Barn - President, CEO

Thanks, Lisa. Turning to marketing, the overview for fiscal 2009, we're taking key learnings from fiscal 2008 from both Dress Barn and Maurices. Fiscal '09 is focused on driving comp sales through proven marketing vehicles such as direct mail, bounce backs and impactful value oriented window messages. We will continue to test different formats to better understand what motivates our customers to come into our stores and buy. We'll continue to strengthen our PR editorial exposure as well as our local outreach events within our communities.

Marketing at Dress Barn (inaudible) is slightly down while Maurices is up slightly for the fiscal year. At Dress Barn for the first quarter, while the economy remains challenging, we're testing various offers and we continue to refine our strategies to optimize results. This fall, in progress as we speak, are two direct mailers, each 2 million pieces. The first, a newly formatted fall preview mailer with a new clearance offer coupled with our standard offers and, the second, our fall fashion book and supplemental post card. To enhance this promotion for the first time, we feature a smart shopper sweepstakes which is open to all customers.

At Maurices we begin the first quarter with the exciting launch of our Christina bag, the winning design from our project handbag initiative with Fashion Indy creating excitement with our associates, customers and local press. In progress, we have a uniquely formatted direct mail piece targeting 1.8 million Maurices customers. Additionally, we're launching two sweepstakes, one in late August a $1,000 gas card focused on Maurices credit card signups and usage. The second sweepstakes in October features several prizes geared to building your wardrobe.

Now turning to real estate, Dress Barn opened 38 stores and closed 33 throughout the year for a net square footage increase of 2%. For fiscal 2009 we anticipate opening 35 to 40 stores and closing [28 or 25] for net square footage increase of 2%. Maurices opened 72 stores and closed two for net square footage increase of 12%.

Looking ahead for fiscal '09, we're planning on 65 openings and 10 closings, a 9% net square footage growth. These numbers are our current best estimates but may be reduced by center opening delays due to anchors falling out, developers not getting financing and so on. We will continue to commit to only those locations that we are confident for the long-term and not to reach some arbitrary store opening goal. In addition, at Maurices we'll be rolling our new store design beginning with our October openings. Dress Barn is currently developing new prototype for testing this spring.

In conclusion, as you've heard, we are on top of our business and managing to its potential in this challenging environment. In addition to investing in new stores and remodeling existing ones, will be continuing our projects to upgrade our POS, improve our merchandising system and enhance our DCs. We believe that all of our CapEx has an attractive long-term ROI. Our balance sheet will continue to be strengthened by projected $75 million of free cash flow this year. We are still open to making an acquisition and have narrowed the list to just a handful of candidates. We will be watching them carefully, waiting for an appropriate opportunity. Given our slow start to fall selling, coupled with our previously mentioned concerns about the economy and consumer spending, we are cautious about the outlook for the fiscal 2009 fiscal year. Therefore, we are projecting EPS in the $1.23 to $1.28 range based on low single digit comp sales increases at both divisions for the balance of the year. Thank you for your continued interest in Dress Barn, Inc., and I will now open it up for questions. Tonya.

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Exhibit 99.1

 QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS) . Your first question will come from the line of Gary Giblen with Goldsmith and Harris.

Gary Giblen - Goldsmith and Harris - Analyst

Hi, excellent quarter under the circumstances.

David Jaffe - Dress Barn - President, CEO

Thank you.

Gary Giblen - Goldsmith and Harris - Analyst

Just wondering what your crystal ball tells you in terms how promotional the holiday season will be. Will it be super-super promotional or just fairly promotional? What do you think?

David Jaffe - Dress Barn - President, CEO

Well, it's pretty early in the season yet. So I think we've got time. I do think all of our brethren and ourselves have reduced our inventories dramatically versus last year, so I don't think we're going to be the same position going into Christmas that we were last year. So I'm hoping that the promotional tenor will be a lot lower than last year but it remains to be seen. But going into the September -- the early fall, I feel like it can't be any worse than last year, and hopefully it will be a little bit better.

Gary Giblen - Goldsmith and Harris - Analyst

Okay. And just my only other question is what's the common thread that explains the -- you said northeast was comparatively the best region and West Coast was the worst. Is that a function of housing bubble markets or are there other factors at work, and why isn't the southeast the worse region which has been called out by several other retailers as the worst region?

David Jaffe - Dress Barn - President, CEO

If you drill down, Maurices doesn't have a lot of stores in the deep southeast, which if we look at Dress Barn's performance, the Florida market was also impacted. So as to the two real hot spots for us were southern California, maybe even over to Phoenix and Florida. And, as you know, those are the two hot spots for subprime.

Gary Giblen - Goldsmith and Harris - Analyst

Sure.

David Jaffe - Dress Barn - President, CEO

I think we're fairly consistent with what you're hearing out there.

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Gary Giblen - Goldsmith and Harris - Analyst

Okay. Good luck in Q1.

David Jaffe - Dress Barn - President, CEO

Thank you.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Thanks.

Operator

Your next question will come from the line of Sam Panella with Raymond James. Please proceed.

Sam Panella - Raymond James - Analyst

Good afternoon. Congrats on the quarter.

David Jaffe - Dress Barn - President, CEO

Hi, Sam, thanks.

Sam Panella - Raymond James - Analyst

Couple questions. One, Armand, regarding the 700 -- about $700,000 in other expense, what was that related to?

Armand Correia - Dress Barn - CFO, SVP

I'm actually looking at it. Are you talking about the expense itself?

Sam Panella - Raymond James - Analyst

Yes, because usually -- I thought that usually comes from income from leasing at your headquarters.

Armand Correia - Dress Barn - CFO, SVP

During the quarter we had a small investment a little over a million dollars, $1.1 million investment. We called it a toe hold investment and what we did it we took an impairment during the quarter of the entire amount and what we did is we applied it against that other so-called expense interest line reversing basically what would typically be obviously an income to an expense of $671,000.

Sam Panella - Raymond James - Analyst

Okay. Thanks. And then I guess regarding the comp trend at Maurices, if you could just talk about that a little bit more, what you're seeing is it partly because a tougher comparison year-over-year? Was it tougher maybe in the August early September part versus last year? Does it get easier? Is it partly due to anniversarying the addition of the plus size offering? I guess any more color we could get on that.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

I think it's a combination of all of those things. I don't think there's one piece of it. As we had mentioned, traffic was down a little bit harder in the August-September time frame. The average selling price was down a little bit from last year and through the fourth quarter as well as last year the average selling price had been up, and a portion of that is coming from balance of sale and the customer choosing items at a lower ticket price as well as some classifications that we promoted to a higher rate. From a specific product category, the product category that was impacted the most for the last few weeks has been casual knit tops and that has been driven by, again, balance of sale and more buy now wear now versus some commodities that were at higher ticket prices a year ago. I don't believe the 16 to 24 is a minor impact to that number.

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Sam Panella - Raymond James - Analyst

Okay. And then I guess what gives you the confidence then to be able to do low single digit comps, I believe that's what you're saying for the year.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

Right. Where do I see the confidence?

Sam Panella - Raymond James - Analyst

Yes, please.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

Confidence is we've got a lot of categories that are still growing double digits and new initiative businesses. The 16 to 24 business is still undermatured and we have a lot of opportunity there. As well as our wear and work and dressy classifications continue to generate great comp increases as well as does lounge, and then within the casual world, denim bottoms have been very strong and remain strong and this year I think we will see in tops a balancing out of sales where last year we had significant comp increases in knits but had a disappointing sweater season. I think we will balance that out between the two categories, sweaters and knits, so we'll see strong increases in sweaters and maybe little bit of a retreat in knit. So I'm very comfortable with the comp increases that we have forecasted out there.

Sam Panella - Raymond James - Analyst

Okay. Thanks. And then one last question. Armand, where do you see the leverage point for Maurices on the buying and occupancy, given that with the 4% comp you delevered in the fourth quarter. And that's it, thank you.

Armand Correia - Dress Barn - CFO, SVP

I think at Maurices we probably see close to 3% this coming year with probably Dress Barn down probably in the 2.5% leverage backup.

Sam Panella - Raymond James - Analyst

Okay. Thanks and good luck, guys.

Operator

Your next question will come from the line of Chris Kim with JPMorgan. Please proceed.

Chris Kim - JPMorgan - Analyst

Hi, thanks. Armand, I was hoping that you could give a little more detail in terms of the guidance. What are you guys looking at in terms of the comp by segment for the year? Should we be assuming a similar positive low single at both Maurices and Dress Barn?

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Armand Correia - Dress Barn - CFO, SVP

Yes.

Chris Kim - JPMorgan - Analyst

It sounds like that trend to date is within that guidance?

Armand Correia - Dress Barn - CFO, SVP

Well, right now, as you heard, the Maurices business is off mid single digits so it's not, but as you just heard Lisa say, we're hopeful that it's going to come back. The Dress Barn business is very close to that, it's about flat. But the weather hasn't broken yet. We all know back-to-school was a disappointment for everybody. So I think in two weeks, three weeks when we get that first crisp fall morning, hopefully we'll see the numbers pick up.

Chris Kim - JPMorgan - Analyst

Okay. And just a similar kind of question in terms of the segment operating margin, how we should be thinking about that. I mean it seems like the opportunity is really at the Dress Barn division, given the first half results of this past year.

Armand Correia - Dress Barn - CFO, SVP

Yes, we're not anticipating we're going to get recovery back to the '07 levels, Chris. It's going to take us a couple years to build it back up again.

Chris Kim - JPMorgan - Analyst

But I mean, the assumption obviously would be --

Keith Fulsher - Dress Barn - Chief Merchandising Officer

The assumption is correct, Chris. I think this coming year we're looking at a greater increase in operating margin for our Dress Barn stores division than the Maurices stores division.

Chris Kim - JPMorgan - Analyst

Okay. And then the share count guidance, I mean, is that based on kind of where the stock is today?

Armand Correia - Dress Barn - CFO, SVP

No, I think what we did is we basically projected out the share count as -- or the price of the stock in relationship to around an $18 price.

Chris Kim - JPMorgan - Analyst

Okay.

Armand Correia - Dress Barn - CFO, SVP

On average.

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Chris Kim - JPMorgan - Analyst

Okay. An $18 price. Okay. And then finally, obviously lots of cash in the balance sheet. Crazy environment right now, but I was wondering if you had any commentary around uses of cash, CapEx.

David Jaffe - Dress Barn - President, CEO

We keep talking about not doing a dividend and certainly that holds. Beyond that, I think in this environment I feel pretty good sleeping at night building up the cash.

Chris Kim - JPMorgan - Analyst

Right.

David Jaffe - Dress Barn - President, CEO

Does there come a point in time which we've got plenty of cash and it doesn't look like there's an acquisition on the horizon and the environment is stabilized and we think about buying back stock? Of course. We're not there. But certainly it's something we talk about every quarter at our Board meeting.

Chris Kim - JPMorgan - Analyst

Okay. Great. Very helpful and best of luck with the fall season.

David Jaffe - Dress Barn - President, CEO

Thanks, Chris.

Operator

Your next question will come from the line of Janet Kloppenburg with JJK research. Please proceed.

Janet Kloppenburg - JJK Research - Analyst

Hi, everybody.

David Jaffe - Dress Barn - President, CEO

Hi, Janet.

Janet Kloppenburg - JJK Research - Analyst

Good quarter. Better than expected. Thank goodness. I wondered if Armand could give us comps by quarter for both -- from '08 for Maurices and Dress Barn because if I'm not mistaken I think Maurices is up against some pretty tough numbers from the first and maybe second quarter.

Armand Correia - Dress Barn - CFO, SVP

Yes, I can do that. You're right, Maurices -- let me give them to you for the previous year. The first quarter, they're up against an 8% comp increase. The second quarter 2% with the third quarter up against 4% and the fourth quarter, as Lisa said, 4% as well, up.

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Janet Kloppenburg - JJK Research - Analyst

Okay. And Dress Barn?

Armand Correia - Dress Barn - CFO, SVP

And Dress Barn for the first quarter coming first quarter we're up against a minus 8% with a second quarter of minus 7. The third quarter of minus 6 and the fourth quarter of minus 5.

Janet Kloppenburg - JJK Research - Analyst

Okay. And Lisa, you had said that -- I think you said most of your comp increase in fiscal '08 came from new businesses, wear to work and plus, and I'm wondering if you look for those businesses to drive the low single digit comp you guys are looking for this year or whether you look for those to sort of wane a bit given tougher comparisons and where the increase might come from.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

I still think there's a lot of potential in both of those businesses so I am still looking significantly to the plus tees to represent a good portion of it. The wear at work business continues to gain traction and surprise us with the magnitude of the appetite I guess has for that category. I'm looking for of the maintains and the casual business which is really the most developed business in the store.

Janet Kloppenburg - JJK Research - Analyst

Okay. So other than a tough comparison in August, are there other categories or marketing strategies you look back -- you think about now that maybe you should have executed?

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

I'm sorry, for August? Is that what your question is?

Janet Kloppenburg - JJK Research - Analyst

Yes. It sounds like August was tough, the back-to-school was tough for you.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

I think the August back-to-school was tough for the industry as well as for Maurices. I actually think that the promotional strategy or the cadence that we had, I would not have changed much at all. And I think that it's really about newness and managing the average selling price out the door.

Janet Kloppenburg - JJK Research - Analyst

Okay.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

It wasn't really -- if I could say to you it was one specific product category that it was, it was really more a traffic-driven component and an average selling price component than it was a specific business component.

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Janet Kloppenburg - JJK Research - Analyst

Okay. So there's no one category or two categories that are seeing some deep declines or anything like that?

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

Not in the month of August, no.

Janet Kloppenburg - JJK Research - Analyst

And is September, is it improving from August or is it still --

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

it's in about the same place.

Janet Kloppenburg - JJK Research - Analyst

Okay.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

It's in about the same place.

Janet Kloppenburg - JJK Research - Analyst

Armand, I wondered if you could talk a little bit, your inventories in both brands right now are in very good shape. I'm wondering if we should look forward to staying this lean or there will be a tick up as the year goes along?

Armand Correia - Dress Barn - CFO, SVP

Well, Janet, obviously not that I'm trying to avoid the question, it all depends upon business. Our game strategy is to have the inventory below last year. Certainly I was very pleased with the level below last year that they ended with. Am I looking at the same kind of levels in the first quarter? No. I would probably say more like mid single digits down. But, again, everything is predicated on the business.

Janet Kloppenburg - JJK Research - Analyst

Okay. And Keith, is your business plan based on higher promotional activity? As we move through the fall, we're hearing from a lot of retailers that they plan on being as promotional as they need to be so maybe you could talk about that relative to last year.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Relative to last year, absolutely not be less promotional. I think that's one of the major reasons we changed our flow of inventory to avoid having that backlog of full merchandise that you have to push out at too deep of prices in the November, December time period. So actually we're looking for an average retail increase as we head deeper into the season because we're managing our flow better and we're delivering more new product.

Janet Kloppenburg - JJK Research - Analyst

Okay. Great. Lots of luck to you both.

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David Jaffe - Dress Barn - President, CEO

Thanks, Janet.

Janet Kloppenburg - JJK Research - Analyst

Thank you.

Operator

Your next question will come from the line of Mark Montagna with C.L. King. Please proceed.

Mark Montagna - C.L. King - Analyst

Hi. Let's see. A few questions. Armand, when you were talking about operating margins earlier Q&A, you had said that you expect Dress Barn divisions up more than Maurices. Can you give greater clarity than that because if last year was -- I think you were 4.6% and you had peaked around 10, I'm wondering what is your plan for this year for the Dress Barn division and also the Maurices division?

Armand Correia - Dress Barn - CFO, SVP

Okay. I think the way our financial plan is structured right now we would be looking at somewhere in the range of 7% for Dress Barn stores and Maurices somewhere in the range of 12%.

Mark Montagna - C.L. King - Analyst

Okay. All right. And then let's see. What's your plan for D&A for this year?

Armand Correia - Dress Barn - CFO, SVP

Up slightly.

Mark Montagna - C.L. King - Analyst

Okay. Let's see. What about store counts, because I know you say 100 new stores, 30 closed stores. Can you tell us what the year-ending store count is going to be by concept and is it possible to even tell us that by quarter?

Armand Correia - Dress Barn - CFO, SVP

Mark, you're killing me here.

Mark Montagna - C.L. King - Analyst

I mean, if you don't have that at your finger tips, that's fine. But just like the year-end would be great.

David Jaffe - Dress Barn - President, CEO

Mark, if you want, call Armand back later, we'll get you the details.

Mark Montagna - C.L. King - Analyst

Okay. Then as far as inventory declines, just mentioned that you expect first quarter down mid single digits. Is that what you would anticipate for every quarter of this year? I know it's hard to predict necessarily with the sales, but you guys typically do a pretty good job of being tight on inventory by the end of the quarter and you seem to hit your targets pretty consistently.

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Armand Correia - Dress Barn - CFO, SVP

Well, thank you, Mark. I think that's probably a goal for us each quarter, to be down in the mid single digit range for both brands.

Mark Montagna - C.L. King - Analyst

Okay. All right. Let's see. What else did I have? Yes, David, actually the last question is David, towards the end of your prepared commentary you said that you guys are off to a slow start, but I thought you said Dress Barn was above plan so to me it sounds like Dress Barn is above plan, Maurices is below.

David Jaffe - Dress Barn - President, CEO

If I said above plan, I misspoke. I think what we're saying is we're above last year but no, we're below plan. We're flat and we had planned up low single digits.

Mark Montagna - C.L. King - Analyst

Okay. You did say that. All right.

David Jaffe - Dress Barn - President, CEO

So it's better than last year but it's not what we need.

Mark Montagna - C.L. King - Analyst

Okay. But I would think that just on a margin perspective with reduced inventories, reduced promotions, perhaps better inventory planning, that perhaps margins are higher.

David Jaffe - Dress Barn - President, CEO

Too early in the season to say. We're heading in the right direction but a lot of time between now and then.

Mark Montagna - C.L. King - Analyst

Okay. A question regarding inventory for Keith. It sounds as though what you're describing is that you're doing more a chase strategy as opposed to committing so much up front. Is that a fair way of describing what you're doing this year versus last year?

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Yes, there's really two things. One, we're looking to turn faster, we're putting less merchandise in the store. Second is we're reserving a greater portion of our inventory to "chase merchandise." So there's really two strategies. One is an overall inventory level and the second is what percentage of that which is more than last year that we're leaving open to chase.

Mark Montagna - C.L. King - Analyst

Okay. Can you tell us how much you're hoping to boost your inventory turn this year versus last year?

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Keith Fulsher - Dress Barn - Chief Merchandising Officer

I think that's a tough question. You know, we're looking for definitely improvement over last year. Certainly as we head into our second quarter we expect better inventory turns but it's tense, it's a faster turn but we're running with down mid single its and we're getting flat to slight increased comp sales. I mean, that will kind of tell.

Mark Montagna - C.L. King - Analyst

All right. That was all the questions I had.

David Jaffe - Dress Barn - President, CEO

Thanks, Mark.

Mark Montagna - C.L. King - Analyst

All right, thanks.

Operator

Your next question will come from the line of Robin Mitch Murchison with SunTrust. Please proceed.

Robin Murchison - SunTrust - Analyst

Good afternoon, guys.

David Jaffe - Dress Barn - President, CEO

Hi, Robin.

Robin Murchison - SunTrust - Analyst

Hi. Armand, I'm sorry, would you please explain the 67.5 million shares again, why we're seeing that increase?

Armand Correia - Dress Barn - CFO, SVP

Yes, it's a result of the -- if you recall, our 2.5% convertible note.

Robin Murchison - SunTrust - Analyst

Yes.

Armand Correia - Dress Barn - CFO, SVP

Has a dilution impact. The higher the price of the stock goes, the greater dilution you have.

Robin Murchison - SunTrust - Analyst

And that's the $18 bogie.

Armand Correia - Dress Barn - CFO, SVP

That's right. We're using 18 as an average price to come up with that 67, approximately 67.5 million weighted average shares outstanding for next year.

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Robin Murchison - SunTrust - Analyst

Okay. Right. And then if you can answer, and harkenning back on another question, the August September cadence, business cadence, I know Lisa said it sounded like business was relatively the same in September as what you saw in August. Is that also true, Keith, in the core division? About the same, slightly better? Slightly worse?

Keith Fulsher - Dress Barn - Chief Merchandising Officer

No, it's about the same. August, September very similar at this point.

Robin Murchison - SunTrust - Analyst

Okay. You mentioned bottoms, also for Keith, you mentioned bottoms were a struggle. Is this just a trade still to dresses and skirts or something different?

Keith Fulsher - Dress Barn - Chief Merchandising Officer

I just think the bottom business, if you look at the customer what's happening out there right now, if she has X dollars to spend she can update her wardrobe very easily with a different fashion top rather than using her dollar to replace a basic black pant.

Robin Murchison - SunTrust - Analyst

Right, and we're definitely seeing that in our channel check.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

We're managing inventory in line with our sales. It's not a promotional business nor will it ever turn to be a promotional business at Dress Barn. So we just have to get our stock to sales (inaudible).

Robin Murchison - SunTrust - Analyst

Okay. Also for you, in terms of Evos, you mentioned the ticketed price was about 25% more than -- and it's in 150 stores for fall. Right? Now, what -- take one of those stores tell me what percentage of merchandise is Evos and what percentage is the rest of the Dress Barn business.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Still a very, very small percentage, somewhere between 5% and 10% of the store would be an Evos. And that's in the missy side. It's not in the large size for fall at this point. So it's a work in progress. We're pleased with the results and we're looking to grow it and have it become a more important part of our business but it still is in the very early stages.

Robin Murchison - SunTrust - Analyst

As I think about it, sometimes I wonder if you wouldn't -- would you ever supplant over time the Dress Barn brand with the Evos brand? I'm guessing not. Or you haven't thought of it.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Yes, I think you're probably right. You're probably premature in that. Certainly over time we feel this Evos brand has a lot of potential and we'll see where that takes us in the next few years. But we're looking at it as a good growth vehicle for us.

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David Jaffe - Dress Barn - President, CEO

One of the things, the reason I don't think we will, Robin, is that what we're trying to do is maybe segment our offerings a little bit and have a good, better, best. So Evos, as Keith mentioned, is 20 plus percent higher than our average price point on comparable goods. Therefore, now you have something that our better customers can aspire to. So we kind of want to have it out there. If we changed everything to Evos, Evos wouldn't special.

Robin Murchison - SunTrust - Analyst

True, true. David, so I actually have a question for you. Can you just comment on the acquisition market. And we know you guys are always looking around. What do you see out there right now?

David Jaffe - Dress Barn - President, CEO

I see a lot of people sitting on their hands, saying one more season and my stock price is going to come back or one more season and my results will come back and a little bit of denial out there or hope and there is definitely going to be, I think, another shakeout after this Christmas, because I don't think it's going be a strong Christmas. Maybe it won't be a horrible one like last year, but I don't think it's going to be a strong one and I think you're going to get maybe one more group of those marginal players to either drop out or cut back their size.

Robin Murchison - SunTrust - Analyst

Yes, apparently, I mean some data came out today that is calling for a 1.5% increase in holiday sales. That's just --

David Jaffe - Dress Barn - President, CEO

That's a tiny number.

Robin Murchison - SunTrust - Analyst

That's from -- I don't know who it's from. The Columbus Ohio Group, sorry. All right. Thanks very much and good luck. Congratulations.

David Jaffe - Dress Barn - President, CEO

Thanks. See you, Robin.

Operator

Next question will come from the line of [Brian Rouleg] with BLR Capital Partners. Please proceed.

Brian Rouleg - BLR Capital Markets - Analyst

Hey guys, how you doing? Just a couple quick questions. Armand, D&A for the year, what was that again?

Armand Correia - Dress Barn - CFO, SVP

For the year, came in at 48.2 million.

Brian Rouleg - BLR Capital Markets - Analyst

And you said CapEx I think was 64 point something?

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Armand Correia - Dress Barn - CFO, SVP

61.

Brian Rouleg - BLR Capital Markets - Analyst

61. Okay. Great. Regarding your comments for Christmas, obviously consumer sentiment probably will be affected, what's been going on recently. Are you noticing or have you noticed in the past consumer sentiment filtering down into your business more so, less so than maybe others or can you comment on that relative to Christmas, obviously.

David Jaffe - Dress Barn - President, CEO

I think it's somewhat anecdotal but I'll tell you last Christmas was absolute disaster for us. I think during the Christmas period we were down 13% at Dress Barn comps. Maurices much stronger, as Armand mentioned a minute ago. I think the bad news had started filtering out then of and, yes, we felt it. There were other issues because it was a weak fall and the inventory and all that. But I do think that our customers, especially the Dress Barn customer, a little bit older, a little more sensitive to what's happening in the economy does react to it and I think we're feeling it right now and I think the Maurices customer, the back-to-school customer, whether it's the kid spend own money or their parent's money, I think we saw across the industry a pullback in reaction to what was going on in the news and the economy and, unfortunately, I think it's going to be a challenging fall and I'm holding my breath that maybe things do stabilize and you can clear out a lot of the bad news. And with a new president I think you are going to see a little bit of kind of post election euphoria, no matter who is elected, and the consumer is hopefully going to feel good about the world and come back in the stores for the holidays.

Brian Rouleg - BLR Capital Markets - Analyst

Have you noticed during like peak time frames, and I would say the most recent would probably be back-to-school last two weeks of August, first two weeks of September, specifically relating to Maurices, that business, let's say, gets a little bit better during those times when people, let's say, need to shop and let's say it gets into a worse trend thereafter?

David Jaffe - Dress Barn - President, CEO

Well, let me start and you finish if you have anything to add to it. Have not seen any kind of a switch, anything that happened this year happened last year. So we're just seeing a general weakness out there, whether it's back-to-school. And, as you know, back-to-school is different for different age groups for different parts of the country and we have not seen any dramatic change this year versus last year where it was all of a sudden strong then fell off or vice versa.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

I agree with David. I think year after year we see the peaks not as high and the valleys not as low and it's more of a constant.

Brian Rouleg - BLR Capital Markets - Analyst

And Lisa, also, can you -- I didn't hear your comments regarding last year. I think comp increases were coming from the plus size business as well as wear to work.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer of Maurices

Last year's comp increases were coming from actually all parts of the business, casual had a strong increase last year and are you saying the whole year, I'm sorry, or last year back-to-school?

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Brian Rouleg - BLR Capital Markets - Analyst

Okay. Great. Thank you very much and good luck, guys.

David Jaffe - Dress Barn - President, CEO

Thanks.

Operator

You have a follow-up question coming from the line of Janet Kloppenburg with JJK Research. Please proceed.

Janet Kloppenburg - JJK Research - Analyst

Hey, Armand, I was wondering if the tax rate for the quarter was higher than expected or if that's the way we should be using going forward?

Armand Correia - Dress Barn - CFO, SVP

I think that's probably a -- it's slightly higher for the quarter but I would probably feel comfortable with a 39 to 39.5 tax rate going forward.

Janet Kloppenburg - JJK Research - Analyst

Okay. So we should be using that rate?

Armand Correia - Dress Barn - CFO, SVP

Yes.

Janet Kloppenburg - JJK Research - Analyst

And was there something one-time in nature in the other income line in the quarter?

Armand Correia - Dress Barn - CFO, SVP

Yes. As I said, we took an impairment charge of a little over $1 million for an investment.

Janet Kloppenburg - JJK Research - Analyst

So other income would have been more like a million five instead of 500 million?

Armand Correia - Dress Barn - CFO, SVP

Yes.

Janet Kloppenburg - JJK Research - Analyst

Instead of half a million.

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Armand Correia - Dress Barn - CFO, SVP

Yes, it was a swing. I think we showed $600,000 as an expense and it would have been obviously a swing into the positive.

Janet Kloppenburg - JJK Research - Analyst

So it was-

Armand Correia - Dress Barn - CFO, SVP

Is that what you're asking.

Janet Kloppenburg - JJK Research - Analyst

Just say it again. It was a swing of $600,000 expense?

Armand Correia - Dress Barn - CFO, SVP

No, the other expense line income for the quarter shows $671,000 as an expense item, normally that line would be income and there was an impairment charge of approximately $1.1 million to that particular line.

Janet Kloppenburg - JJK Research - Analyst

Okay.

Armand Correia - Dress Barn - CFO, SVP

For the quarter.

Janet Kloppenburg - JJK Research - Analyst

$1.1 million. Okay. So to get the adjust -- can we adjust EPS for that amount to get a better number, take it up a little bit? Is that a fair way of looking at it?

Armand Correia - Dress Barn - CFO, SVP

Well, it is a one time. You could. But I don't think it's meaningful and, therefore,--

Janet Kloppenburg - JJK Research - Analyst

Probably a penny, right.

Armand Correia - Dress Barn - CFO, SVP

Yes, probably.

Janet Kloppenburg - JJK Research - Analyst

Thanks so much.

Operator

There are no more questions at this time.

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David Jaffe - Dress Barn - President, CEO

Operator, thank you for your help and I would like to thank everyone for their interest in Dress Barn and we look forward to speaking with you next quarter.

Operator

Ladies and gentlemen, thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a great day.

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